Exhibit 99.1
United Fire Group, Inc. Announces Its 2020 Fourth Quarter and Year-End Earnings Call
CEDAR RAPIDS, IOWA-January 14, 2021-United Fire Group, Inc. (Nasdaq: UFCS) (the "Company", "UFG", "we", or "our") announced today that its 2020 fourth quarter and year-end earnings results will be released before the market opens on February 17, 2021. An earnings call will be held at 9:00 a.m. central time on that date to allow securities analysts, shareholders and other interested parties the opportunity to hear management discuss the Company's 2020 fourth quarter and year-end results.
Teleconference: Dial-in information for the call is toll-free 1-844-492-3723 (international 1-412-542-4184). Participants should request to join the United Fire Group call. The event will be archived and available for digital replay through March 3, 2021. The replay access information is toll-free 1-877-344-7529 (international 1-412-317-0088); access code no. 10150778.
Webcast: A webcast of the teleconference can be accessed at the Company's investor relations page at http://ir.ufginsurance.com/event or https://services.choruscall.com/links/ufcs210217. The archived audio webcast will be available until March 3, 2021.
Transcript: A transcript of the teleconference will be available on the Company's website soon after the completion of the teleconference.
About UFG: Founded in 1946 as United Fire & Casualty Company, UFG, through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance.
Through our subsidiaries, we are licensed as a property and casualty insurer in 49 states, plus the District of Columbia, and we are represented by approximately 1,000 independent agencies. A.M. Best Company assigns a rating of "A" (Excellent) for members of the United Fire & Casualty Group.
For more information about UFG visit www.ufginsurance.com.

Contact: Randy Patten, AVP & Controller, 319-286-2537 or rpatten@unitedfiregroup.com